SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934 Amendment No.

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]   Preliminary Proxy Statement

[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

[_]   Definitive Proxy Statement

[_]   Definitive Additional Materials

[_]   Soliciting Material Under Rule 14a-12

                   Mercantile Alternative Strategies Fund LLC
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)   Title of each class of securities to which transaction applies:
-----------------------------------

(2)   Aggregate number of securities to which transaction applies:
----------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): -----------------

(4)   Proposed maximum aggregate value of transaction:  -----------------------

(5)   Total fee paid: ---------------------------------------------------------

[_]   Fee paid previously with preliminary materials.

[_]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:----------------------------------------------------

(2) Form, Schedule or Registration Statement No.: -----------------------------

(3) Filing Party: -------------------------------------------------------------

(4) Date Filed: ---------------------------------------------------------------


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              PRELIMINARY PROXY MATERIAL FOR THE INFORMATION OF THE
                       SECURITIES AND EXCHANGE COMMISSION

                               [MSD&T Letterhead]

                                                 June 23, 2004

Client Name
Client Address
City, State Zip

         Re:  Proxy Vote for the Mercantile Alternative Strategies Fund LLC

 Dear [Client]:

      We are writing to inform you of important information relating to your investment in Mercantile Alternative Strategies Fund LLC (the "Company").

      On March 24, 2004, the Company's Board of Directors unanimously approved the termination of the Investment Advisory Agreement with Contego Alternative Assets, LLC (the "Adviser"), effective May 24, 2004. The Board's decision to effect this termination was based on the involvement by certain personnel of the Adviser in the payment of a substantial referral fee to a member of the immediate family of a senior employee of Mercantile. That senior employee had been directly involved in the selection by the Company of Contego and its predecessor, Agio. The senior employee's termination was previously announced by Mercantile Bankshares Corporation on March 18, 2004.

      At its regular meeting held on May 20, 2004, the Company's Board, including a majority of the independent directors, met in person and voted to approve (i) Robeco-Sage Capital Management L.L.C. ("Robeco-Sage") to serve as adviser to the Company pursuant to an Interim Investment Advisory Agreement between the Company, Mercantile Capital Advisors, Inc. and Robeco-Sage, and (ii) an Investment Advisory Agreement between the Company, Mercantile Capital Advisors, Inc. and Robeco-Sage, subject to approval by the Company's members. The Interim Investment Advisory Agreement took effect on May 25, 2004 and will remain in effect (unless sooner terminated) until members of the Company either approve or disapprove the Robeco-Sage Agreement or October 22, 2004, whichever is sooner.

      Given the developments at Mercantile in relation to the termination of Contego by the Company, and the resulting search for a new investment adviser, MSD&T will waive its right to vote the proxy for your account. We are therefore providing you with the proxy to directly vote to approve or disapprove the Robeco-Sage as the Company's investment adviser. Enclosed are the Notice of the Special Meeting of Members and Proxy Statement, dated June 23, 2004.

      The proxy is to approve or disapprove the Investment Advisory Agreement between the Company, Mercantile Capital Advisors, Inc. and Robeco-Sage ("Proposal No. 1"), which is discussed in the Notice of the Special Meeting of Members and the Proxy Statement. Please read these documents carefully.

      A proxy card is enclosed for you to vote the percentage of ownership interests that you have in the Company. If you return a properly executed proxy to the Company, the Company will vote those interests represented by the proxy at the Meeting in accordance with its stated instructions as described in the Proxy Statement.

      We urge you to fill in, sign and promptly return the enclosed proxy card so that the Company can hold the Special Meeting of Members on August 6, 2004 and vote the maximum amount of limited liability interests. YOUR VOTE IS IMPORTANT. In order to avoid the additional expense of a second solicitation, we urge you to complete, sign and return promptly the enclosed proxy card regardless of whether you plan to attend the meeting. The enclosed addressed envelope requires no postage and is intended for your convenience.

      Neither Mercantile Capital Advisors, Inc. nor MSD&T is making any recommendation to any member as to whether to vote for or against Proposal No.
1. You must make your own decision whether to vote for or against Proposal No.
1.

      Please contact me at (410) xxx xxxx if you have any questions relating to the above.

                                   Sincerely,


                                   [Client Advisor]
                                   [Title]